                                                                  EXHIBIT 10.1.5


           FIFTH AMENDMENT TO FIRST AMENDED AND RESTATED AGREEMENT OF
                              LIMITED PARTNERSHIP


        This Fifth Amendment ("Amendment") to the First Amended and Restated Agreement of Limited Partnership dated as of August 16, 1995, as amended, is entered into by and among Sunstone Hotel Investors, Inc., a Maryland corporation, in its individual capacity (the "Company") and in its capacity as the General Partner of the Partnership (the "General Partner") and each of the Limited Partners of the Partnership. All defined terms not otherwise defined herein shall have the meaning set forth in the Agreement (as defined below).

                                    RECITALS

        A. WHEREAS, the General Partner and the current Limited Partners executed that certain First Amended and Restated Agreement of Limited Partnership dated as of August 16, 1995, amending and restating that certain Agreement of Limited Partnership dated as of September 22, 1994 (as amended, the "Agreement"), and the General Partner caused Sunstone Hotel Investors, L.P., a Delaware limited partnership (the "Partnership"), to file a Certificate of Limited Partnership with the Delaware Secretary of State on September 23, 1994, thereby causing the Partnership to be formed for the purposes set forth in the Agreement.

        B. WHEREAS, the Agreement was amended by the First Amendment to the Agreement to reflect the contribution by Inns Properties of an additional hotel in exchange for Partnership Units.

        C. WHEREAS, the Agreement was amended by the Second Amendment to the Agreement to reflect the distribution of Partnership Units in connection with the dissolution of certain Limited Partners and thereby admitting additional Substitute Limited Partners.

        D. WHEREAS, the Agreement was amended by the Third Amendment to the Agreement to reflect the transfer to limited partnership interest from Peter C. Enever, deceased, to C. Robert Enever and Audrey W. Enever.

        E. WHEREAS, the Agreement was amended by the Fourth Amendment to the Agreement to reflect the Partnership Units issued in exchange for the contribution of the net equity of Riverside Hotel Partners, Inc. in the Courtyard by Marriott Hotel located in Riverside, California pursuant to that certain Capital Contribution Agreement dated as of March 28, 1996.

        F. WHEREAS, Section 8.6(a) of the Agreement currently requires that the Company file as S-3 Registration Statement under Rule 415 of the Securities Act (the "Shelf Registration") covering the Units by August 16, 1996.

        G. WHEREAS, at least 66 2/3% of the Limited Partners (other than the General Partner) have consented pursuant to a written consent dated as of _________, 1996 to this

Amendment in order to defer filing of the Shelf Registration from August 16, 1996 until a date no later than December 31, 1996.

        NOW, THEREFORE, the parties hereto agree as follows:

        1. Amendment to Agreement. Subsections 8.6(a) and 8.6(b) of the Agreement are hereby amended such that the "Target Effective Date" shall mean a date not later than December 31, 1996.

        2. Effect of Amendment. Except as amended hereby, the Agreement is hereby confirmed in all respects.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 31st day of July, 1996.


GENERAL PARTNER

SUNSTONE HOTEL INVESTORS, INC.,
a Maryland corporation and the sole
General Partner, Executing this
Amendment with the consent by not less
than 66 2/3% of the Limited Partner (other than the General Partner) pursuant to the terms of Article XI of the Agreement



By: /s/ ROBERT A. ALTER
   ----------------------------------
        Robert A. Alter
        Its: President


                                       2